Exhibit 99.1

Viveon Health Acquisition Corp. Announces Liquidation of Trust Account

ATLANTA, Oct 4, 2024 – Viveon Health Acquisition Corp. (OTC: VHAQ, VHAQU) (the “Company”), today announced that it will redeem all of its outstanding shares of Class A common stock initially issued as part of the units sold in its initial public offering (the “Public Shares”), effective as of September 30, 2024, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their Public Shares for their pro rata portion of the proceeds of the trust account upon presentation of their respective share or unit certificates or other delivery of their Public Shares or units to Continental Stock Transfer & Trust Company, the Company’s transfer agent.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s sponsor, officers, and directors have waived their redemption rights with respect to the shares of common stock issued to them prior to the Company’s initial public offering.

Forward Looking-Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward- looking statements, including, without limitation, the redemption of the Public Shares, the per-share redemption price, and the delisting of the Company’s securities from Nasdaq. When used in this press release, words such as “will,” “expect,” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are diicult to predict and generally beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The forward-looking statements speak only as of the date such statements were made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Rom Papadopoulos

rom@viveonhealth.com